Amendment to Sales and Purchase Agreement

This Amendment to the Sales and Purchase Agreement (the "Amendment") is made and entered into as of **September 9, 2024**, by and between **TPT Global Tech** ("TPT"), a corporation organized and existing under the laws of Florida, and **Geokall** ("Geokall"), a corporation organized and existing under the laws of the United Kingdom.

Whereas, TPT and Geokall have previously entered into a Sales and Purchase Agreement dated **October 31, 2023** (the "Original Agreement") and Amendment to Sales and Purchase Agreement dated April 3, 2024 ("First Amendment");

Whereas, TPT and Geokall desire to amend the Original Agreement and First Amendment to modify certain terms regarding the consideration to be provided by TPT to Geokall; and

Whereas, the parties have agreed that the closing provisions of Section 3.01 of the Original Agreement have been met or waived by both parties and that both parties have set a closing date of **September 10, 2024**, for the completion of the transactions set forth in the Original Agreement.

Now, therefore, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. **Amendment to Consideration**
   Section 1.01 a. of the Original Agreement titled "Consideration" shall be amended to substitute the provision regarding the acceptance of TPT Global Tech Series E preferred shares with the following provision:
   "Geokall agrees to accept **200,000 shares of Series G preferred shares at stated value of $5.00 USD** issued by TPT Global Tech instead of TPT Global Tech Series E preferred shares or Series F Preferred Shares as indicated in the First Amendment."
2. **Closing Date**
   The parties have agreed that the closing provisions of Section 3.01 of the Original Agreement have been met or waived by both parties and agreed to a closing date of **September 10, 2024**.
3. **Continuation**
   Except as specifically modified herein, all terms and conditions of the

Original Agreement and First Amendment shall remain in full force and effect.

4. **Governing Law**
   This Amendment shall be governed by and construed in accordance with the laws of California, without regard to its conflict of law principles.
5. **Counterparts**
   This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

TPT Global Tech:

DocuSigned by:
By: Stephen Thomas
CA13103E44A247C...

Stephen J. Thomas III
Title: Chairman & CEO

Geokall:

Signed by:
By: Andy Hallam
F10DE9CA137C43A...

Name: Andrew Hallam
Title: CEO & President 30% share

Sellers:

DocuSigned by:
By: Mujeeb Rehman
118CB4334A8A4G3...
Name: Mujeeb Rehman (COO) Share 45%

Anees

Signed by:
By: Andy Hallam
F10DE9CA137C43A...
Name: Andrew Hallam 30% share

DocuSigned by:
By: CJ
26FBD43A1378483...
Name: CJ Director Share 25%